JEWETT, SCHWARTZ, WOLFE & ASSOCIATES
CERTIFIED PUBLIC ACCOUNTANTS





To the Board of Directors and Stockholders of LOGICA HOLDINGS, INC AND SUBSIDIARIES

We hereby consent to the incorporation by reference to the registration statement on Form S-1 Amendment No.1 of Logica Holdings, Inc., of our report dated April 9, 2008 relating to the consolidated financial statements of Logica Holdings Inc and subsidiaries as of December 31, 2007 and for the period from January 1, 2007 through to December 31, 2007, and to the reference to us under the heading "Experts" in the Registration Statement on Form S-1 Amendment No.1.





/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
May 13,2008







         2514 HOLLYWOOD BOULEVARD, SUITE 508 o HOLLYWOOD, FLORIDA 33020
                 o TELEPHONE (954)922-5885 o FAX (954) 922-5957
MEMBER - AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS o FLORIDA INSTITUTE
 OF CERTIFIED PUBLIC ACCOUNTANTS PRIVATE COMPANIES PRACTICE SECTION OF THE AICPA
    REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD OF THE SEC